EXHIBIT 4.1

                               THE COMPANY DOCTOR
                              AMENDED AND RESTATED
                           OMNIBUS STOCK PLAN OF 1995

1.   Purpose

     The purpose of this Plan is to promote the interest of the Corporation and its shareholders and the Corporation's success by providing a method whereby a variety of equity-based incentive and other Awards may be granted to Employees and Directors of the Corporation and its subsidiaries and to selected Consultants who, in the course of their business activities, direct a significant amount of business to the Corporation.

2.   Definitions

     A. "Award" means any form of stock option, restricted stock, Performance Unit, Performance Share, stock appreciation right, dividend equivalent or other incentive award granted under the Plan.

     B. "Award Notice" means any written notice from the Corporation to a Participant or agreement between the Corporation and a Participant that establishes the terms applicable to an Award.

     C. "Board of Directors" means the Board of Directors of the Corporation.

     D. "Code" means the Internal Revenue Code of 1986, as amended.

     E. "Committee" means the Compensation Committee of the Board of Directors, or such other committee designated by the Board of Directors, which is authorized to administer the Plan under Section 3 hereof. The number of persons who shall serve on the Committee shall be specified from time to time by the Board of Directors; however, in no event shall there be fewer than three members of the Committee. The Committee will be composed in a manner such that the Plan will qualify under Rule 16b-3 with regard to Awards to persons who are subject to Section 16 of the Exchange Act. If at any time the Committee has fewer than two members or the Committee otherwise ceases to exist, then the Plan shall be administered by the Board of Directors, and all references herein to the Committee shall refer to the Board of Directors. If at any time the Committee has fewer than two members or the Committee otherwise ceases to exist, then the Plan shall be administered by the Board of Directors, and all references herein to the Committee shall refer to the Board of Directors.

     F. "Common Stock" means Common Shares of the Corporation, $.0l par value.

     G. "Consultant" means any individual who renders services directly to the Corporation or to the Corporation's customers as defined and designated from time to time by the Committee.

     H. "Corporation" means The Company Doctor.

     I. "Director" means a member of the Board of Directors.

     J. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     K. "Fair Market Value" means, on any date, the average of the high and low sales prices of the Common Stock on the principal national securities exchange, which includes the National Association of Securities Dealers Automated Quotation System (NASDAQ), on which such Common Stock is listed or admitted to trading or if not traded on that date, then on the date last traded; or if such Common Stock is not so listed or admitted to trading, the arithmetic mean of the per share closing bid price and per share closing asked price on such date as quoted on any other system of NASDAQ or such other market in which such prices are regularly quoted; or if there have been no published bid or asked quotations, the Committee shall, in good faith and in accordance with Section 422 of the Code, establish the method for determining the Fair Market Value of the Common Stock.

     L. "Employee" means any employee of the Corporation or a Subsidiary whose performance the Committee determines can have a significant effect on the success of the Corporation.

     M. "Participant" means any individual to whom an Award is granted under the Plan.

     N. "Performance Share" means a Unit expressed in terms of, or valued by reference to, a share of Common Stock.

     O. "Performance Unit" means a Unit valued by reference to designated criteria established by the Committee, other than Common Stock.

     P. "Plan" means this Plan, which shall be known as The Company Doctor 1995 Omnibus Stock Plan.

     Q. "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as amended effective November 1, 1996, or any successor rule.

     R. "Subsidiary" means a corporation or other business entity (i) of which the Corporation directly or indirectly has an ownership interest of 50% or more, or (ii) of which it has a right to elect or appoint 50% or more of the board of directors or other governing body.

     S. "Unit" means a bookkeeping entry used by the Corporation to record the grant of an Award until such time as the Award is paid, canceled, forfeited or terminated.

3.   Administration

     A. The Plan shall be administered by the Committee. The Committee shall have the authority to:

          (i)   construe and interpret the Plan;

          (ii)  promulgate,   amend  and   rescind   rules   relating   to   the
implementation of the Plan;

          (iii) make all determinations necessary or advisable for the administration of the Plan, including the selection of employees and affiliated individuals who shall be granted Awards, the number of shares of Common Stock or Units to be subject to each Award, the Award price, if any, the vesting or duration of Awards, and the designation of stock options as incentive stock options or non-qualified stock options;

          (iv)  determine  the   disposition  of  Awards  in  the  event   of  a
Participant's divorce or dissolution of marriage;

          (v) determine whether Awards will be granted alone or in combination or in tandem with other Awards;

          (vi) determine whether cash will be paid or Awards will be granted in replacement of, or as alternatives to, other grants under the Plan or any other incentive or compensation plan of the Corporation, a Subsidiary or an acquired business unit; and

          (vii) approve in advance each particular Award to be granted hereunder in a manner which will cause the Award to be exempt from Section l6(b) of the Exchange Act by virtue of Rule 16b-3.

     B. Subject to the requirements of applicable law, the Committee may correct any defect, supply any emission, or reconcile any inconsistency in the Plan, any Award, or any Award Notice; take any and all other actions it deems necessary or advisable for the proper administration of the Plan; designate persons other than members of the Committee to carry out its responsibilities; and prescribe such conditions and limitations as it may deem appropriate; except that the Committee may not delegate its authority with regard to the selection for participation of, or the granting of Awards to, persons under Section 16 of the Exchange Act. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all persons validly claiming under or through persons participating in the Plan.

     C. The Committee may at any time, and from time to time amend or cancel any outstanding Award, but only with the consent of the person to whom the Award was granted.

4.   Eligibility

     A. Any Employee is eligible to become a Participant in the Plan.

     B. Directors who are not Employees of the Corporation or a Subsidiary shall receive Awards in accordance with Section 7.

     C. Consultants who are not Directors of the Corporation shall be eligible to receive Awards in accordance with Section 8.

5.   Shares Available

     A. Subject to Section 16 of the Plan, the maximum number of shares of Common Stock available for Award grants (including incentive stock options) shall be 1,140,875. Notwithstanding the foregoing sentence, the maximum number of shares of Common Stock that may be awarded under this Plan in the form of restricted stock awards pursuant to Section 10 may be limited by the committee.

6.   Term

     The Plan shall become effective on January 1, 1995, subject to the approval of the Plan by the Corporation's stockholders not later than the 1995 annual meeting of shareholders, and shall continue in effect until December 31, 2004.

7.   Awards to Non-Employee Directors

     Options granted to Directors who are not Employees of the Corporation or a Subsidiary shall be subject to the following terms:

          (i) The exercise price shall be equal to 100% of the Fair Market Value of the underlying shares of Common Stock on the date of the grant, payable in accordance with the alternatives stated in Section 9.B.(ii) of the Plan;

          (ii) The term of the options shall be ten (10) years;

          (iii) The options shall be exercisable beginning six months after the date of the grant; and

          (iv) The options shall be subject to Section 14 of the Plan.

8.   Awards to Consultants

     Consultants shall receive Awards in accordance with the following terms:

     A. No Awards of incentive stock options shall be made to Consultants.

     B. Awards of non-qualified stock options to such Consultants shall be subject to the following terms:

          (i) The exercise price shall be not less than 85% of the Fair Market Value of the underlying shares of Common Stock on the date of the grant, payable in accordance with the alternatives stated in Sections 9.B(ii) and (iii) of the Plan;

          (ii) The term of the options shall be ten (10) years;

          (iii) The options shall be exercisable beginning six months after the date of the grant; and

          (iv) The options shall be subject to Section 14 of the Plan.

9.   Stock Options

     A. Awards may be granted in the form of stock options. Stock options may be incentive stock options within the meaning of Section 422A of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options).

     B. Subject to Section 9.C. relating to incentive stock options, options shall be in such form and contain such terms as the Committee deems appropriate. While the terms of options need not be identical, each option shall be subject to the following terms:

          (i) The exercise price shall be the price set by the Committee but may not be less than 85% of the Fair Market Value of the underlying shares of Common Stock on the date of the grant.

          (ii) The exercise price shall be paid in cash (including check, bank draft, or money order), or at the discretion of the Committee, all or part of the purchase price may be paid by delivery of the optionee's full recourse promissory note, delivery of Common Stock already owned by the Participant for at least six (6) months and valued at its Fair Market Value, or any combination of the, foregoing methods of payment. In the case of incentive stock options, the terms of payment shall be determined at the time of grant.

          (iii) Promissory notes given as payment of the exercise price, if permitted by the Committee, shall contain such terms as set by the Committee which are not inconsistent with the following: the unpaid principal shall bear interest at a rate set from time to time by the Committee; payments of principal and interest shall be made no less frequently than annually; no part of the note shall be payable later than ten (10) years from the date of purchase of the underlying shares of Common Stock, and the optionee shall give such security as the Committee deems necessary to ensure full payment.

          (iv) The term of an option may not be greater than ten (10) years from the date of the grant.

          (v) Neither a person to whom an option is granted nor such person's legal representative, heir, legatee or distributee shall be deemed to be the holder of or to have any of the rights of a holder or owner with respect to, any shares of Common Stock subject to such option unless and until such person has exercised the option.

     C. The following special terms shall apply to grants of incentive stock options:

          (i) Subject to Section 9.C.(iii) of the Plan, the exercise price of each incentive stock option shall not be less than 100% of the Fair Market Value of the underlying shares of Common Stock, on the date of the grant.

          (ii) No incentive stock option shall be granted to any Employee who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless at the time of such grant the exercise price of the option is at least 110% of the Fair Market Value of the underlying shares of Common Stock subject to the option and such option is not exercisable after the expiration of five (5) years from the date of the grant.

          (iii) No incentive stock option shall be granted to a person in his capacity as a Employee of a Subsidiary if the Corporation has less than a 50% ownership interest in such Subsidiary.

          (iv) Options shall contain such other terms as may be necessary to qualify the options granted therein as incentive stock options pursuant to
Section 422A of the Code, or any successor statute.

10.  Restricted Stock

     A. Awards may be granted in the form of restricted stock.

     B. Grants of restricted stock shall be awarded in exchange for consideration in an amount determined by the Committee. The price, if any, of such restricted stock shall be paid in cash, or at the discretion of the Committee, all or part of the purchase price may be paid by delivery of the Participant's full recourse promissory note, delivery of Common Stock already owned by the Participant for at least six (6) months and valued at its Fair Market Value, or any combination of the foregoing methods of payment, provided no less than the par value of the stock is paid in cash, and the Participant has tendered no less than three (3) months prior service to the Corporation.

     C. Restricted stock awards shall be subject to such restrictions as the Committee may impose and may include, if the Committee shall so determine, restrictions on transferability and restrictions relating to continued employment.

     D. The Committee shall have the discretion to grant to a Participant receiving restricted shares all or any of the rights of a shareholder while such shares continue to be subject to restrictions.

11.  Performance Units and Performance Shares

     A. Awards may be granted in the form of Performance Units or Performance Shares. Awards of Performance Units and Performance Shares shall refer to a commitment by the Corporation to make a distribution to the Participant or to his beneficiary depending on (i) the attainment of the performance objective(s) and other conditions established by the Committee and (ii) the base value of the Performance Unit or Performance Shares, respectively, as established by the Committee.

     B. Settlement of Performance Units and Performance Shares may be in cash, in shares of Common Stock, or a combination thereof. The Committee may designate a method of converting Performance Units into Common Stock, including, but not limited to, a method based on the Fair Market Value of Common Stock over a series of consecutive trading days.

     C. Participants shall not be entitled to exercise any voting rights with respect to Performance Units or Performance Shares, but the Committee in its sole discretion may attach dividend equivalents to such Awards.

12.  Stock Appreciation Rights

     Awards may be granted in the form of stock appreciation rights. Stock appreciation rights may be awarded in tandem with a stock option, in addition to a stock option, or may be free-standing and unrelated to a stock option.

     B. A stock appreciation right entitles the Participant to receive from the Corporation an amount equal to the positive difference between (i) the Fair Market Value of Common Stock on the date of exercise of the stock appreciation right and (ii) the grant price or some other amount as the Committee may determine at the time of grant.

     C. With respect to persons subject to Section 16 of the Exchange Act, a stock appreciation right may only be exercised during a period which (i) begins on the third business day following a date when the Corporation's quarterly summary statement of sales and earnings is released to the public and (ii) ends on the 12th business day following such date. This Section 12.C shall not apply if the exercise occurs automatically on the date when a related stock option expires.

     D. Settlement of stock appreciation rights may be in cash, in shares of Common Stock, or a combination thereof, as determined by the Committee.

13.  Deferral of Awards

     At the discretion of the Committee, payment of an Award, dividend equivalent, or any portion thereof may be deferred until a time established by the Committee. Deferrals shall be made in accordance with guidelines established by the Committee to ensure that such deferrals comply with applicable requirements of the Code and its regulations. Deferrals shall be initiated by the delivery of a written, irrevocable election by the participant to the Committee or its nominee. Such election shall be made prior to the date specified by the Committee. The Committee may also (A) credit interest equivalents on cash payments that are deferred and set the rates of such interest equivalents and (B) credit dividends equivalents on deferred payments denominated in the form of shares of Common Stock.

14.  Exercise of Stock Options Upon Termination of Employment or Services.

     A. Options granted under Section 7 and 9 shall be exercisable upon the Participant's (i.e., NonEmployee Directors or Employees) termination of service within the following periods only. The definition of termination of service applicable to Consultants shall be defined and determined by the Committee in its sole discretion. Subject to Section 22, stock options granted to other Participants may permit the exercise of options upon the Participant's termination of employment within the following periods, or such shorter periods as determined by the Committee at the time of grant:

          (i) If on account of death, within twelve (12) months of such event by the person or persons to whom the Participant's rights pass by will or the laws of descent or distribution.

          (ii) If on account of retirement (as defined from time to time by Corporation policy), stock options may be exercised within 3 months of such termination.

          (iii) If on account of resignation, options may be exercised within one (1) month of such termination.

          (iv) If for cause (as defined from time to time by Corporation policy), no unexercised option shall be exercisable to any extent after termination.

          (v) If on account of disability or leave of absence for the purpose of servicing the government or the country in which the principal place of employment of the Participant is located, either in a military or a civilian capacity, or for such other purpose or reason as the Committee may approve, a Participant shall not be deemed during the period of any such absence alone, to have terminated his service, except as the Committee may otherwise expressly provide.

          (vi) If for any reason other than death, retirement, resignation, cause, or disability, options may be exercised within three (3) months of such termination.

     B. An unexercised option shall be exercisable only to the extent that such option was exercisable on the date the Participant's employment or service terminated. Notwithstanding the foregoing, and except as provided in Section 14-A. above, terms relating to the exerciscability of options may be amended by the Committee before or after such termination, except in respect to options granted under Section 7.

     C. In no case may an unexercised option be exercised to any extent by anyone after expiration of its term.

15.  Nonassignability

     The rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. During the lifetime of the person to whom a stock option or similar right (including a stock appreciation right) is granted, such person alone may exercise it. No Participant may create a lien on any funds, securities, rights or other property to which such Participant may have an interest under the Plan, or which is held by the Corporation for the account of the Participant under the Plan.

16.  Adjustment of Shares Available

     The Committee shall make appropriate and equitable adjustments in the shares of Common Stock available for future Awards and the number of shares of Common Stock covered by unexercised, unvested or unpaid Awards upon the subdivision of the outstanding shares of Common Stock; the declaration of a dividend payable in Common Stock, the declaration of a dividend payable in a form other than Common Stock in an amount that has a material effect on the price of the shares of Common Stock, the combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock; a recapitalization; or a similar event.

17.  Payment of Withholding Taxes

     As a condition to receiving or exercising an Award, as the case may be, the Participant shall pay to the Corporation or the employer Subsidiary the amount of all applicable Federal, state, local and foreign taxes required by law to be paid or withheld relating to receipt or exercise of the Award. Alternatively, the Corporation may withhold shares of Common Stock with an aggregate Fair Market Value equal to such withholding taxes, from any Award in shares of Common Stock, to the extent the withholding is required by law. The Corporation also may deduct such withholding taxes from any Award paid in cash.

18.  Amendments

     The Board of Directors shall have the authority to amend the Plan from time to time without Shareholder approval, provided however, that the adoption of any such amendment shall be permitted by Rule 16b-3. Rights and obligations under any Award granted before any amendment of the Plan shall not be materially altered or impaired adversely by such amendment, except with consent of the person to whom the Award was granted.

19.  Regulatory Approvals and Listings

     Notwithstanding any other provision in the Plan, the Corporation shall have no obligation to issue or deliver certificates for shares of Common Stock under the Plan prior to (A) obtaining approval from any governmental agency which the Corporation determines is necessary or advisable, (B) admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and
(C) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body which the Corporation determines to be necessary or advisable.

20.  No Right to Continued Employment or Grants

     Participation in the Plan shall not give any Employee any right to remain in the employ of the Corporation or any Subsidiary. Further, the adoption of this Plan shall not be deemed to give any Employee or other individual the right to be selected as a Participant or to be granted an Award.

21.  No Right, Title, or Interest in Corporation Assets

     No Participant shall have any rights as a shareholder of the Corporation until he acquires an unconditional right under an Award to have shares of Common Stock issued to him. To the extent any person acquires a right to receive payments from the Corporation under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Corporation.

22.  Special Provision Pertaining to Persons Subject to Section 16

     A. Notwithstanding any other item of this Plan, the following shall apply to persons subject to Section 16 of the Exchange Act who receives an Award prior to March 10, 1997, except in the case of death or disability:

          (i) Restricted stock or other equity securities (within the meaning used in Rule 16b-3 of the Exchange Act or any successor rule) offered pursuant to this Plan must be held for at least six (6) months from the date of grant; and

          (ii) At least six (6) months must elapse from the date of acquisition of any stock option Performance Unit, Performance Share, stock appreciation right or other derivative security (within the meaning used in Rule 16b-3 of the Exchange Act or any successor rule) issued pursuant to the Plan to the date of disposition of such derivative security (other than upon exercise or conversion) or its underlying equity security.

     B. The restrictions contained in paragraph, A(i) and (ii) of this Section 22 shall also apply to any Award made on or after March 10, 1997, to a person subject to Section 16 of the

Exchange Act without the advance approval of the Committee in the manner described in paragraph 3A(vii) above. Such restrictions shall be applied and construed in a manner which will cause the Award to be exempt from Section 16(b) of the Exchange Act by virtue of Rule 16b-3.

23.  Indemnification

     In addition to such other rights of indemnification as they may have as Directors, the members of the Board of Directors or the Committee administering the Plan shall be indemnified by the Corporation against reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

24.  Governing Law

     The Plan shall be governed by and construed in accordance with the laws of the State of Texas.